POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS that the Time Warner Savings Plan and the Time Warner Thrift Plan (the "Plans") and each of the undersigned members of the Administrative Committee of the Plans of Time Warner Inc. (formerly named TW Inc.) ("Time Warner"), a Delaware corporation, which will file or has filed with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements on Form S-8 relating to the registration under said Act of interests in said Plans and of shares of Common Stock, par value $.01 per share and associated Rights to Purchase Series A Participating Cumulative Preferred Stock, par value $.10 per share, of Time Warner to be issued pursuant to said Plans, hereby constitutes and appoints JOHN A. LaBARCA, PHILIP R. LOCHNER, JR., CAROLYN K. MCCANDLESS, ANDRA D. SANDERS, and PAUL D. WILLIAMS, and each of them its true and lawful attorneys-in-fact and agents, with full power to act without the others for the Plans and in the Plans' name, place and stead, in any and all capacities, to sign and to file such Registration Statement and all amendments and post-effective amendments thereto, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission in connection with any matter relating to said Registration Statements and to any and all such amendments and post-effective amendments, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 10th day of October, 1996.

TIME WARNER SAVINGS PLAN                MEMBERS OF THE COMMITTEE
                                        ADMINISTERING THE PLANS


BY /s/ Carolyn K. McCandless           /s/ John LaBarca
  Name: Carolyn K. McCandless
  Member of the Committee             /s/ Philip R. Lochner, Jr.
  Administering the Plan
                                      /s/ Carolyn K. McCandless

                                      /s/ Andra D. Sanders

                                      /s/ Paul D. Williams
TIME WARNER THRIFT PLAN



BY/s/ Carolyn K. McCandless

  Name: Carolyn K. McCandless
  Member of the Committee
  Administering the Plan